Exhibit 99.1

Accendra Health Receives Continued Listing Standard Notice from NYSE;

Intends to Cure Deficiency and Return to Compliance with NYSE Listing Standard

RICHMOND, VA – October 9, 2026 – Accendra Health, Inc. (NYSE: ACH) (the Company) today announced that on October 6, 2026, it received a notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) notifying the Company that it is not in compliance with the NYSE’s continued listing standards because, the average closing price of the Company’s Class A Common Stock (the “Common Stock”) was less than $1.00 per share over a consecutive 30 trading-day period. The Notice does not result in the immediate delisting of the Company’s Common Stock from the NYSE.

The Company intends to respond to the NYSE within ten business days of receipt of the Notice affirming its intent to cure the deficiency. Pursuant to the NYSE’s rules, the Company has a six-month period following receipt of the Notice to regain compliance with the NYSE’s minimum share price requirement.

The Company intends to consider a number of available alternatives to cure its non-compliance with the applicable price criteria in the NYSE’s continued listing standards including, if necessary, a reverse stock split that would be subject to stockholder approval no later than at the Company’s next annual meeting of stockholders anticipated to take place in May 2027. The Company can regain compliance with the minimum share price requirement at any time during the six-month cure period if, on the last trading day of any calendar month during the cure period or on the last day of the cure period, the Company has (i) a closing share price of at least $1.00, and (ii) an average closing share price of at least $1.00 over the 30 trading-day periods ending on the last trading day of that month.

The Company’s Common Stock will continue to be listed and trade on the NYSE during this period, subject to its compliance with other NYSE continued listing standards. The receipt of the Notice does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC’s Fair Disclosure Regulation. This release contains certain “forward looking” statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the Company’s ability to maintain the listing of its Common Stock on the NYSE, its intentions regarding regaining compliance with the minimum price condition of NYSE, the Company’s intended methods to cure such related deficiency, its ability to create shareholder value, and stock price expectations, as well as the Company’s anticipated future prospects and performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026, including the section captioned “Item 1A. Risk Factors,” as applicable, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.accendrahealth.com. Given these risks and uncertainties, the Company can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. The Company specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Accendra Health

Accendra Health, Inc. (NYSE: ACH) is a leading nationwide provider of products, technology, and services that support health beyond the hospital for millions of people each year. We connect patients, providers, and insurers, delivering innovative solutions that help promote better health outcomes and improve quality of life for people living with chronic, complex health conditions. Backed by the industry-leading expertise of our Apria and Byram brands, Accendra Health is reimagining the future of home-based care. To learn more about our broad portfolio of essentials for diabetes, sleep health, wound care, respiratory care, urology, and ostomy, visit www.accendrahealth.com.

CONTACTS

Investors

Will Parrish

Vice President, Strategy, Corporate Development, & Investor Relations

Investor.Relations@accendra.com

Media

Darla Turner

media@accendra.com

ACH-CORP

ACH-IR

SOURCE: Accendra Health, Inc.